EXHIBIT  23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the previously filed Registration Statement No. 333-59695 of Avis Rent A Car, Inc. on Form S-8 of our report dated June 22, 1999, appearing in this Annual Report on Form 11-K of Avis Voluntary Investment Savings Plan for Bargaining Hourly Employees for the year ended December 31, 1998.




Deloitte & Touche LLP
New York, New York



June 28, 1999